SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  October 3 1999



                                    NMBT CORP
             (Exact name of registrant as specified in its charter)


         Delaware                                       000-23419                                     06-1496548
-------------------------                        -----------------------                        ----------------------
     (State or other                             (Commission File Number)                            (IRS Employer
     jurisdiction of                                                                              Identification No.)
      incorporation)



                                 55 MAIN STREET
                       NEW MILFORD, CONNECTICUT 06776-2400
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (860) 355-1171

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                               Page 1 of 5 pages

ITEM 5.  OTHER EVENTS.

(a) On October 3, 1999, NMBT CORP ("NMBT") and Summit Bancorp ("Summit") entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for, among other things, the acquisition of NMBT by Summit through a stock-for-stock exchange. The Merger Agreement provides for the following alternative transactional structures: (i) the merger of NMBT into Summit; (ii) the merger of NMBT into a wholly-owned subsidiary of Summit; or (iii) the merger of a wholly-owned subsidiary of Summit into NMBT (the "Acquisition"). Under the terms of the Merger Agreement, each NMBT shareholder will receive between 0.7024 and 0.9503 shares of Summit common stock for each share of NMBT common stock. The exact exchange ratio will be determined based on the price of Summit common stock prior to closing as follows: (i) if the average of the closing prices of a share of Summit common stock on the NYSE Composite Transactions List for the ten consecutive full trading days ending on a date to be determined which will be between five (5) and ten (10) business days prior to the closing date (the
"Summit Price"), is equal to or between $27.36 and $37.02, the exchange ratio will be $26.00 divided by that average price; (ii) if the Summit Price is greater than $37.02, the exchange ratio will be fixed at 0.7024 shares of Summit common stock for each share of NMBT common stock; or (iii) if the Summit Price is less than $27.36, the exchange ratio will be fixed at 0.9503 shares of Summit common stock for each share of NMBT common stock. The transaction will be a tax-free exchange to the holders of NMBT common stock and will be accounted for on a purchase basis. The Boards of Directors of NMBT and Summit expect the transaction to close in the first quarter of 2000.

     The transaction may be terminated by the Board of Directors of NMBT if the average Summit Price is less than $26.39 and reflects a 15% or more drop in price as compared to an index created from the current stock prices of fourteen
(14) banking institutions deemed to be similar to Summit in terms of size and other factors.

     The Acquisition is subject to customary conditions, including but not limited to, the approval of federal bank regulatory authorities, the Connecticut Banking Commissioner and NMBT shareholders.

(b) In connection with the Merger Agreement, NMBT has issued an option to Summit, which, upon the occurrence of certain events, entitles Summit to purchase up to 19.9% of the outstanding NMBT common stock at a per share exercise price equal to $18.87.

     NMBT is headquartered in New Milford, Connecticut.



                               Page 2 of 5 pages

     Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, interest rate changes, the impacts of competitive products and pricing, government regulation and other risks and uncertainties set forth in the company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1 Joint News Release of Summit Bancorp and the Registrant dated October 4, 1999.



                               Page 3 of 5 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NMBT CORP
                                       (Registrant)



Date:  October 8, 1999                 /s/ Jay C. Lent
                                       ----------------------------
                                       Jay C. Lent
                                       Chief Financial Officer and
                                       Secretary





                               Page 4 of 5 pages

                                  EXHIBIT INDEX

Exhibit                                                                                 Sequential
Number                              Description                                         Page Number
------                              -----------                                         -----------
99.1                                Joint News Release of Summit Bancorp and             6
                                    the Registrant dated October 4, 1999





                               Page 5 of 5 pages